EXHIBIT 23.1


                      [LETTERHEAD OF SEMPLE & COOPER, LLP]


As independent certified public accountants, we hereby consent to the incorporation by reference in the Form S-8 registration statement to be filed on or about September 28, 2004, of our report dated March 15, 2004, included in Coronado Industries, Inc.'s Form 10-KSB for the year ended December 31, 2003, and to all references to our Firm included in this registration statement.

/s/ Semple & Cooper, LLP

Phoenix, Arizona
September 28, 2004